EXHIBIT 23.1



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                       CONSENT OF INDEPENDENT ACCOUNTANTS





We consent to the inclusion in this Prospectus dated August 27, 1996 of our report dated January 22, 1996, on our audits of the consolidated financial statements of MBIA Insurance Corporation and Subsidiaries. We also consent to the reference to our firm under the caption "Experts".



                                             /s/ Coopers & Lybrand L.L.P.

                                             COOPERS & LYBRAND L.L.P.

August 27, 1996
New York, New York